UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

HOST DIGITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way, Unit #1

Hollywood, Florida, 33020

(Address of Principal Executive Office) (Zip Code)

(305) 600-5004

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HOST	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 20, 2026, Host Digital Inc. (the “Company”), issued a press release regarding the approval of a Stock Buyback Program (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On October 19, 2026, the Company’s board of directors approved a stock buyback program (the “Stock Buyback Program”), which authorizes the repurchase of up to $15 million of shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). The Stock Buyback Program commenced on October 19, 2026 and will expire on October 19, 2027, and may be modified, suspended, or discontinued at any time. The Company does not expect to commence repurchases under the program, or to adopt any Rule 10b5-1 trading plan, until it is in an open trading window.

Purchases under the Stock Buyback Program may occur using a variety of methods, including but not limited to open market transactions, privately negotiated transactions, block trades and through Rule 10b5-1 trading plans. This stock buyback authority may be exercised by the officers of the Company from time to time and in such amounts as market conditions warrant and subject to regulatory considerations. The timing, method, price, and volume of any share repurchases will be at the Company’s discretion and will depend on a variety of factors including but not limited to its liquidity and capital requirements, development expenditures, anticipated cash flows, alternative investment opportunities, restrictions under its financing arrangements, the market price of its Common Stock, and prevailing market conditions.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press release, dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained in this report that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward-looking statements may include, but are not limited to, statements regarding the Stock Buyback Program and other matters. In addition, when used in this report, the words “expects,” “intends,” “may,” “plans,” “will,” “would,” “could,” “should,” “future,” “proposes,” and variations thereof and similar expressions are intended to identify forward looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST DIGITAL INC.

Date:	October 20, 2026	By:	/s/ Harmol Samra
Harmol Samra
Chief Executive Officer